UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2013

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

4.01          Changes in Registrant’s Certifying Accountants.

(a)	Our former auditor, Patrick Rodgers, has declined to stand for re-election as our auditor as of the year ending December 31, 2013. Mr. Rodgers had been our auditor for the past 5 years and is required by law to stand down. Mr. Rodgers informed us of his decision on December 19, 2013. The decision to change accountants was made by our Board of Directors.

Mr. Rodgers’ report on our financial condition for the years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, except and was not qualified or modified as to uncertainties, audit scope or accounting principles, except the reports contained an explanatory paragraph stating there was substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2012 and December 31, 2011, and during the subsequent interim period preceding Mr. Rodgers’ declination to stand for re-election, there were no disagreements between Mr. Rodgers and us regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Mr. Rodgers, would have caused us to make further reference to the subject matter of the disagreement(s) in our reports. Furthermore, during the years ending December 31, 2012 and December 31, 2011 and the subsequent interim period preceding Mr. Rodgers’ declination to stand for re-election, there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

We provided Mr. Rodgers with a copy of this Amended Form 8-K, prior to filing of the same with the Commission. Mr. Rodgers has supplied us with a letter addressed to the Commission stating that he agrees in all respects with the statements made in this Report. Mr. Rodgers’ letter is included herewith as an exhibit.

9.01          Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

16.1	Letter of Patrick Rodgers regarding statements made in this Form 8-K, dated February 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2014

By: /s/ Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors